Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 7 to the Registration Statement (Investment Company Act File No. 811-10171) of Master Senior Floating Rate Trust on Form N-2 of our report dated October 21, 2005 appearing in the August 31, 2005 Annual Report of Merrill Lynch Senior Floating Rate Fund II, Inc., incorporated by reference in Part B, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
December 21, 2005